UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On July 29, 2016, Portland General Electric Company (PGE or Company) placed into service its Carty Generating Station (Carty), a 440 MW baseload natural gas-fired generating plant in Eastern Oregon, located adjacent to the Boardman coal plant. As previously approved by the Public Utility Commission of Oregon (OPUC) in connection with the Company’s 2016 General Rate Case, a price increase is expected to become effective August 1, 2016 for recovery of the revenue requirement for Carty’s capital and operating costs, based on $514 million of capital costs, including AFDC. PGE currently estimates the total cost of Carty will range from $640 million to $660 million, including AFDC.

The Company will provide additional information regarding its strategy for recovering the incremental capital costs in excess of the OPUC approved amount, as well as the status of various legal matters associated with the Carty project, in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which will be filed with the Securities and Exchange Commission on August 3, 2016, as well as in its quarterly earnings conference call scheduled for 11:00 am ET on August 3, 2016.

Information Regarding Forward-Looking Statements
This current report includes forward-looking statements. PGE based these forward-looking statements on its current expectations about future events in light of information available to the Company on the date of this current report and the Company’s current assumptions about future circumstances. Forward-looking statements include statements regarding the total estimated costs of Carty. Investors are cautioned that any such forward-looking statements are subject to certain risks and uncertainties. As a result, actual results may differ materially from those projected in the forward-looking statements. All forward-looking statements included in this report speak only as of the date hereof and the Company assumes no obligation to update any such forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	July 29, 2016	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer

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